Exhibit 99.1

BAXTER ANNOUNCES DEFINITIVE AGREEMENT TO DIVEST ITS VANTIVE KIDNEY CARE SEGMENT TO CARLYLE FOR $3.8 BILLION

•	Establishes Vantive as a leading standalone kidney care business backed by Carlyle’s global investment team and resources

•	Sale follows robust process focused on maximizing stockholder value

•	Provides increased flexibility to deploy capital toward opportunities to accelerate Baxter’s and Vantive’s respective growth objectives

•	Represents key milestone in Baxter’s ongoing business transformation, enabling heightened strategic clarity, operational efficiency and innovation

•	Baxter shares preliminary outlook for select financial metrics following completion of pending Kidney Care divestiture

DEERFIELD, Ill., and NEW YORK, N.Y., AUG. 13, 2024 – Baxter International Inc. (NYSE:BAX), a global medtech leader, and funds managed by global investment firm Carlyle (NASDAQ:CG) today announced that they have signed a definitive agreement under which Carlyle is to acquire Baxter’s Kidney Care segment, to be named Vantive, for $3.8 billion.

Under the terms of the definitive agreement, subject to certain closing adjustments, Baxter will receive approximately $3.5 billion in cash with net after-tax proceeds currently estimated to be approximately $3 billion. Baxter announced its intention to create a standalone kidney care company in January 2023 as part of its broader strategic realignment designed to enhance future performance and create value for all stakeholders. In March 2024, Baxter announced that it was in discussions to explore a potential sale of the segment. After reviewing the financial impact of the potential separation pathways, management and the Baxter Board determined that selling the business to Carlyle should maximize value for Baxter stockholders and best position Baxter and Vantive for long-term success, with enhanced flexibility to deploy capital toward opportunities that seek to accelerate each company’s respective growth objectives. Baxter intends to use after-tax proceeds from the transaction to reduce its debt, consistent with its stated capital allocation priorities.

Carlyle has been a leading private equity investor in the medtech sector over the past decade, with investments in medical technology and diagnostic companies totaling over $40 billion in enterprise value. Moreover, Carlyle’s investment in Vantive is made in partnership with Atmas

Health, a collaboration among three industry executives founded in September 2022 to focus on acquiring and building a market-leading healthcare business. The partnership, consisting of Kieran Gallahue, Jim Hinrichs, and Jim Prutow, brings a proven track record of creating value in the medical technology industry. Kieran Gallahue will serve as the Chairman of Vantive, working with CEO Chris Toth and the Vantive management team.

“Today’s announcement represents another critical step forward in the strategic transformation process we announced in early 2023. As a result of this proposed transaction, Baxter will emerge a more focused and more efficient company, better positioned to redefine healthcare delivery and advance innovation that benefits patients, customers and shareholders,” said José (Joe) E. Almeida, chair, president and chief executive officer at Baxter. “I am confident that, under Carlyle’s stewardship and Chris Toth’s leadership, the Vantive team will continue to build on the business’s 70-year legacy as a pioneer in kidney disease and vital organ therapies.”

Vantive is a leader in global kidney care, offering products and services for peritoneal dialysis, hemodialysis and organ support therapies, including continuous renal replacement therapy (CRRT). The business has more than 23,000 employees globally and had 2023 revenues of $4.5 billion.

“I look forward to partnering with the combined Carlyle and Atmas team and working with my colleagues to advance Vantive’s mission of extending lives and expanding possibilities,” said Chris Toth, executive vice president and group president, Kidney Care at Baxter, who will serve as Vantive’s CEO. “Today’s announcement signals a new chapter in innovation on behalf of the patients and care teams around the world who rely on our solutions. Through this transaction, Vantive will be well-positioned to deepen our commitment to elevating dialysis through digital solutions and advanced services, while looking beyond kidney care to invest in transforming vital organ therapies.”

“The Atmas team is excited to support the growth of the Vantive business under the leadership of Chris Toth. We look forward to working together to build upon Vantive’s track record of patient-focused innovation and create long-term value in this next phase of the company’s development,” commented Kieran Gallahue, co-founder of Atmas and chairman of Vantive upon closing of the transaction.

“Vantive is a strong, growing business with market-leading franchises, and we are delighted to partner with the Vantive team to pursue their strategic vision through the separation from Baxter and transformation into a standalone global business,” said Robert Schmidt, Carlyle’s Global Co-Head of Healthcare. “Carlyle is uniquely positioned to support management in that pursuit with our global investing platform across the Americas, EMEA and Asia, where each of our regional teams will partner with Vantive to seek to ensure the success of the business, its employees, as well as its customers and their ultimate patients worldwide.”

Transaction Timing and Details

The transaction is expected to close in late 2024 or early 2025, subject to receipt of customary regulatory approvals and satisfaction of other closing conditions.

Perella Weinberg Partners LP and J.P. Morgan Securities LLC are serving as financial advisors to Baxter, and Sullivan & Cromwell LLP and Baker McKenzie are serving as legal advisors to Baxter. Barclays and Goldman Sachs & Co. LLC are serving as financial advisors, and Kirkland & Ellis LLP is serving as legal counsel to Carlyle.

Baxter Highlights Preliminary Financial Expectations Following Pending Kidney Care Divestiture

Following the completion of the pending sale of Kidney Care, Baxter is targeting constant currency operational sales growth of 4% to 5% annually1 driven by innovation and continued market expansion. For 2025, the company anticipates an adjusted operating margin1 of approximately 16.5% on a continuing operations basis, which reflects an anticipated 100 basis point negative impact due to stranded costs, net of anticipated transition service agreement (TSA) income, and the manufacturing supply agreement (MSA) the company will enter into upon the completion of the divestiture of the Kidney Care segment. Baxter will continue to prioritize capital allocation and expects to direct investments toward higher-growth, higher-return opportunities to drive incremental value. To support these efforts, the company will continue to focus on deleveraging and expects to reach its investment-grade target of below 3.0X by the end of 2025, after utilizing proceeds from the sale of Kidney Care to repay outstanding debt, which may include repayment of its new bridge facility. Additionally, the company currently expects to fully offset stranded costs and loss of TSA income in 2027

[1]	Operational sales growth and adjusted operating margin are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section below for additional information.

through cost containment initiatives, some of which are already underway, which will further support the company’s objective of delivering annual adjusted operating margin expansion. Related slides for investors can be accessed from the Investor Relations section of the company’s website at www.baxter.com.

Baxter plans to provide additional details regarding the company’s longer-term strategic and financial outlook at an investor conference in 2025. In addition, the company expects to post financial schedules reflecting the Kidney Care segment as a discontinued operation for certain historical periods prior to the release of its third-quarter 2024 earnings results.

About Baxter

Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For more than 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on X, LinkedIn and Facebook.

About Carlyle

Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across its business and conducts its operations through three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $435 billion of assets under management as of June 30, 2024, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 2,200 people in 29 offices across four continents. Further information is available at www.carlyle.com. Follow Carlyle on X @OneCarlyle and LinkedIn at The Carlyle Group.

Non-GAAP Financial Measures

This release contains certain forward-looking financial measures that are not calculated in accordance with U.S. GAAP (Generally Accepted Accounting Principles). The forward-looking non-GAAP financial measures include targeted annual operational sales growth and targeted adjusted operating margin for 2025. Those measures are provided on a continuing operations basis and exclude any impact of the Kidney Care segment, which will be reported as a discontinued operation.

Targeted annual operational sales growth represents the company’s targeted future sales growth excluding sales to Vantive under the MSA and assuming foreign currency exchange rates remain constant in future periods. Targeted adjusted operating margin represents targeted adjusted operating income (operating income excluding special items that may occur during the forecast period) divided by targeted net sales.

Baxter has not provided reconciliations of targeted annual operational sales growth to a forward-looking estimate of annual GAAP sales growth or targeted adjusted operating margin to a forward-looking estimate of GAAP operating margin because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments, unusual gains and losses, and changes in foreign currency exchange rates, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Forward-Looking Statements

This press release contains forward-looking statements related to the proposed transaction between Baxter International Inc. and Carlyle, including Baxter’s estimated after-tax proceeds from the proposed transaction, the expected timeframe for completing the proposed transaction, strategic and other potential benefits of the transaction and other statements about future beliefs, goals, plans or prospects for Vantive and Baxter (including select longer-term financial forecasts for Baxter’s remaining business following completion of the pending divestiture). These forward-looking statements are subject to risks and uncertainties that include, among other things, risks related to the receipt of customary regulatory approvals and the satisfaction of other closing conditions in the anticipated timeframe or at all, including the possibility that the proposed transaction does not close; risks related to the ability to realize the anticipated strategic, financial or other benefits of the proposed transaction, and other risks identified in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Actual results could differ materially from anticipated results. Baxter does not undertake to update its forward-looking statements or any of the statements contained in this press release.

Baxter is a registered trademark of Baxter International Inc. or its subsidiaries.

Contacts

Baxter Media

Stacey Eisen, (224) 948-5353

media@baxter.com

Baxter Investors

Clare Trachtman, (224) 948-3020

Carlyle

Brittany Berliner, (212) 813-4839

Brittany.Berliner@carlyle.com

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